Exhibit 99.1

KLR ENERGY ACQUISITION CORP.

BALANCE SHEET

		Pro Forma	Pro Forma
	March 16, 2016	Adjustments	Totals
		(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$782,412	$-	$782,412
Prepaid expenses	9,600	-	9,600
Total current assets	792,012	-	792,012
Deferred offering costs associated with initial public offering	-	-	-
Cash and marketable securities held in Trust Account	83,200,000	1,927,329	85,127,329
Total assets	$83,992,012	$1,927,329	$85,919,341

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$70,072	$-	$70,072
Accounts payable - related party	522	-	522
Notes payable to related party	275,000	-	275,000
Total current liabilities	345,594	-	345,594
Deferred underwriting commissions	-	46,330	46,330
Total liabilities	345,594	46,330	391,924

Commitments
Class A common stock, $0.0001 par value, 7,562,155 and 7,743,020 shares are subject to possible redemption, actual and as adjusted, respectively	78,646,412	1,880,996	80,527,408

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	-	-	-
Class A common stock, $0.0001 par value; 35,000,000 shares authorized; 437,845 and 442,300 shares issued and outstanding, actual and as adjusted, respectively (excluding 7,562,155 and 7,743,020 shares subject to possible redemption, actual and adjusted, respectively	44	1	45
Class F common stock, $0.0001 par value; 6,000,000 shares authorized; 2,300,000 and 2,046,330 shares issued and outstanding, actual and as adjusted , respectively	230	(25)	205
Additional paid-in capital	5,082,987	27	5,083,014
Accumulated deficit	(83,255)	-	(83,255)
Total stockholders' equity	5,000,006	3	5,000,009
Total Liabilities and Stockholders' Equity	$83,992,012	$1,927,329	$85,919,341